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Hong Kong Plaza 28th Floor
No. 283 Huaihai Middle Road
Shanghai, P. R. China 200021
Telephone: (86 21) 2326-1888; Facsimile: (86 21) 2326-1999
Website: www.allbrightlaw.com

 Exhibit 15.1

April 18, 2012

Taomee Holdings Limited
16/F, Building No. A-2, No. 1528 Gumei Road
Xuhui District, Shanghai 200233
People's Republic of China

Dear Sirs,

        We consent to the reference to our firm under the heading of "Key Information—Risk Factors" included in Taomee Holdings Limited's Annual Report on Form 20-F for the fiscal year ended December 31, 2011, which will be filed by Taomee Holdings Limited with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in the month of April 2012.

Yours faithfully,

/s/ ALLBRIGHT LAW OFFICES Allbright Law Offices

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  Exhibit 15.1